As filed with the Securities and Exchange Commission on November 8, 2013

                                                    Registration No. 333-134424

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware

58-1407235

(State or other jurisdiction of

(I.R.S. Employer Identification No.)

incorporation or organization)

96 Cummings Point Road

Stamford, Connecticut 06902

(203) 358-8000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

INDEPENDENCE HOLDING COMPANY

2006 STOCK INCENTIVE PLAN

(Full title of the plan)

David T. Kettig

Chief Operating Officer and Senior Vice President

485 Madison Avenue, 14th Floor

New York, NY 10022

(212) 355-4141

 (Name, Address, including Zip Code, and Telephone

Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ''large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [  ]   Accelerated Filer [X]   Non-accelerated filer [  ]   Smaller reporting company [  ]

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-134424), filed on May 24, 2006 and declared effective by the Securities and Exchange Commission on June 16, 2006, registering 200,000 shares of common stock, is being filed by Independence Holding Company to deregister certain previously registered securities in accordance with the undertakings in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance that remain unsold at the termination of the offering. Accordingly, this Post- Effective Amendment No. 2 to Form S-3 is being filed to deregister 158,9841 shares of Independence Holding Company common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 6, 2013.

INDEPENDENCE HOLDING COMPANY

By: /s/ Roy T.K. Thung

      Roy T.K. Thung

      President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Roy T.K. Thung Roy T.K. Thung	Chief Executive Officers, President and Chairman (Principal Executive Officer)	November 6, 2013

/s/ Teresa A. Herbert Teresa A. Herbert	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)	November 6, 2013

/s/ Steven B. Lapin Steven B. Lapin	Director	November 6, 2013

/s/ Larry R. Graber Larry R. Graber	Director	November 6, 2013

/s/ David T. Kettig David T. Kettig	Director	November 6, 2013

/s/ Allan C. Kirkman Allan C. Kirkman	Director	November 6, 2013

/s/ John L. Lahey John L. Lahey	Director	November 6, 2013

/s/ James G. Tatum James G. Tatum	Director	November 6, 2013

Footnotes

1 Adjusted to take into account a 10% stock dividend that was issued on February 17, 2012.